Exhibit 10.1

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) entered into as of July __, 2024, sets forth the terms and conditions of an award (this “Award”) of restricted stock granted by Unusual Machines, Inc., a Nevada corporation (the “Company”) to ___________ (the “Recipient”) under the 2022 Equity Incentive Plan, as amended (the “Plan”).

1.The Plan. This Award is made pursuant to the Plan, the terms of which are incorporated in this Agreement. Capitalized terms used in this Agreement that are not defined in this Agreement have the meanings as used or defined in the Plan.

2.Award. The Recipient has been granted as of the date of this Agreement _______ shares of restricted stock.

3.Vesting/Forfeiture.

(a)The shares of restricted stock are fully vested. Delivery of the shares of Common Stock underlying such Units will occur promptly following each applicable vesting date. Notwithstanding the foregoing, the Units shall fully vest upon a Change of Control as defined in the Plan, with delivery of the shares of Common Stock to be issued immediately prior to the occurrence of such Change of Control. The delivery date as provided in the preceding sentences is referred to as the “Delivery Date”.

(b)However, notwithstanding any other provision of this Agreement, at the option of the Board of Directors or the Compensation Committee, all shares of restricted stock subject to this Agreement, whether vested or unvested, shall be immediately forfeited if any of the events specified in Section 24 of the Plan occur.

4.Profits on the Sale of Certain Shares; Cancellation. If any of the events specified in Section 24 of the Plan occur within 12 months following the date the Recipient last performed services as an employee of the Company (the “Termination Date”) (or such longer period required by and securities rules and regulations promulgated by the Securities and Exchange Commission), all profits earned from the Recipient’s sale of the Company’s Common Stock during the two-year period commencing one year prior to the Termination Date shall be forfeited and forthwith paid by the Recipient to the Company. Further, in such event, the Company may at its option cancel the Units and/or the Common Stock underlying the Units. The Company’s rights under this Section 4 do not lapse one year from the Termination Date but are a contract right subject to any appropriate statutory limitation period.

5.Rights. The Recipient will receive no benefit or adjustment to the Units with respect to any cash or stock dividend, or other distributions except as provided for in the Plan. Further, the Recipient will have no voting rights with respect to the Units until the shares of Common Stock are issued.

6..Securities.  In order to enable the Company to comply with the Securities Act of 1933 (the “Securities Act”) and relevant state law, the Company may require the Recipient, the Recipient’s estate, or any permitted transferee as a condition of issuing the Common Stock, to give written assurance satisfactory to the Company that the shares subject to the Units are being acquired for such person’s own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

The Units and the underlying shares of Common Stock are further subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock underlying the Units upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issuance of the Common Stock, the Common Stock will not be issued unless such listing, registration, qualification, consent or approval shall have been effected.

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7.Reservation of Right to Terminate Relationship. Nothing contained in this Agreement shall restrict the right of the Company to terminate the relationship of the Recipient as a director at any time, with or without cause, in accordance with the Company’s certificate of incorporation and/or bylaws.

8.Tax Withholding. The Recipient acknowledges and agrees that the Company may require the Recipient to pay, or may withhold from sums owed by the Company to the Recipient, any amount necessary to comply with the minimum applicable withholding requirements that the Company deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes.

9.No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences of this Award to the Recipient and will not be liable to the Recipient for any adverse tax consequences arising in connection with this Award.  The Recipient has been advised to consult with his own personal tax, financial and/or legal advisors regarding the tax consequences of this Award.

10. 409A Compliance. The provisions of this Agreement and the issuance of the shares of Common Stock in respect of the Units is intended to comply with the short-term deferral exception as specified in Treas. Reg. § 1.409A-l(b)(4).

11.Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by facsimile delivery followed by overnight next day delivery, as follows:

To the Company:	Unusual Machines, Inc.
4677 L B McLeod Rd, Suite J
Orlando, FL 32811
brian@unusualmachines.com
Attention: Brian Hoff, CFO

With a copy to:	Nason, Yeager, Gerson, Harris & Fumero, P.A.
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, FL 33410
Attention: Michael Harris

To the Recipient:	To the Recipient at the address on the signature page of this Agreement or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

12.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

13.Attorney’s Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

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14.Severability. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected hereby and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

15.Entire Agreement. This Agreement represents the entire agreement and understanding between the parties and supersedes all prior negotiations, understandings, representations (if any), and agreements made by and between the parties. Each party specifically acknowledges, represents and warrants that they have not been induced to sign this Agreement

16.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws.

17.Headings. The headings in this Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date aforesaid.

Unusual Machines, Inc.

By: _____________________________________

       Brian Hoff, Chief Financial Officer

RECIPIENT

By: ____________________________________

       ______________________

Address:

_________________________

_________________________

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